CONSOLIDATED AMENDMENT AGREEMENT NO. 3

         THIS AMENDMENT AGREEMENT NO. 3 (the "Amendment Agreement") is made and entered into as of this 5th day of May, 1995, effective as of March 31, 1995, by and among INTERNATIONAL RECOVERY CORP., a Florida corporation having its principal place of business in Miami Springs, Florida (the "Borrower"), each of the undersigned guarantors (each a "Guarantor" and collectively the "Guarantors"), and NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, a national banking association and successor by merger to Citizens & Southern National Bank of Florida (the "Lender"). Unless the context otherwise requires, all terms used herein without definition shall have the respective definitions provided therefor in the Credit Agreement (as defined below).

                          W I T N E S S E T H:

         WHEREAS, the Borrower, the Guarantors and the Lender have entered into that certain Revolving Loan Agreement and Credit Facility dated as of March 1, 1991, as amended by First Amendment to Revolving Loan Agreement and Credit Facility dated April 13, 1993 by and among the Borrower, the Lender and the Guarantors and as further amended by that certain Letter Agreement by and among the Borrower, the Lender and the Guarantors, whereby the Lender has made revolving credit loans to the Borrower, as at any time hereafter amended, restated, modified or supplemented, the "Credit Agreement"; and

         WHEREAS, each of the Guarantors has executed in favor of the Lender a Guaranty Agreement pursuant to which it has guaranteed the payment and performance of the Borrower's obligations under the Loan Documents (each a "Guaranty" and collectively the "Guaranties"); and

         WHEREAS, the Borrower has completed its acquisition of Trans-Tec Services, Inc. and certain affiliates thereof and has requested that the Lender formally consent to such acquisition; and

         WHEREAS, the Lender is willing to consent to such acquisition upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

         1. CREDIT AGREEMENT AMENDMENT. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of March 31, 1995, as follows:

                  (a) Section 1 thereof is hereby amended to include the following definitions, which definitions shall be added in alphabetical order therein and the subsections thereof renumbered accordingly:


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                  "'Consolidated Capitalization' means, at any time at
                  which the amount thereof is to be determined, the sum of Consolidated Funded Indebtedness plus Consolidated Shareholders' Equity."

                  "'Consolidated Current Liabilities' means the aggregate amount carried as current liabilities on the books of the Borrower and its Subsidiaries, on a consolidated basis and after eliminating all intercompany items, determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, less any such amount constituting Obligations of the Borrower incurred pursuant to this Agreement."

                  "'Consolidated EBITDA' means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provision for taxes, (iv) depreciation, and (v) amortization, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis."

                  "'Consolidated Fixed Charge Coverage Ratio' means, with respect to any Four-Quarter Period, the ratio of (i) the sum, for such period, of Consolidated EBITDA, minus maintenance capital expenditures to (ii) Consolidated Fixed Charges for such period."

                  "'Consolidated Fixed Charges' means, with respect to Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) Current Maturities of Long-Term Debt (including all capital lease obligations) and (iii) all cash dividends and distributions paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis."

                  "'Consolidated Funded Indebtedness' means, at any time as of which the amount thereof is to be determined, (i) all Indebtedness for Money Borrowed (excluding from the computation thereof Consolidated Current Liabilities other than Current Maturities of Long-Term Debt), plus
                  (ii) the face amount of all outstanding standby letters of credit issued for the account of the Borrower or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis."

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

                  "'Consolidated Interest Expense' means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis."

                  "'Consolidated Net Income' means, for the Borrower and its Subsidiaries, for any period of computation thereof, the amount which, in conformity with Generally Accepted Accounting Principles, would be set forth opposite the caption "Net Income" (or any like caption) on a consolidated statement of earnings of the Borrower and its Subsidiaries."

                  "'Consolidated Shareholders' Equity' means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after December 31, 1994 due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment) minus
                  (iv) the book value of any treasury stock and the book value of any stock subscription receivables, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis."

                  "'Consolidated Working Assets' means, at any time as of which the amount thereof is to be determined, the sum of cash plus the book value of cash equivalents, accounts receivable net of allowance for doubtful accounts, inventory and prepaid fuel, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis."

                  "'Current Maturities of Long-Term Debt' means, with respect to Indebtedness for Money Borrowed that matures more than one year from the date of its creation or matures within one year of the date of its creation but is renewable or extendable, at the option of the Borrower or any Subsidiary, to a date more than one year from the date of its creation, all payments in respect thereof

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

                  that are required to be made within one year from the date of any determination thereof."

                  "'Four-Quarter Period' means any four consecutive fiscal quarters of the Borrower and its Subsidiaries taken together as one accounting period."

                  "'Indebtedness for Money Borrowed' means for the Borrower and its Subsidiaries on a consolidated basis, all indebtedness of the Borrower or any of its Subsidiaries in respect of money borrowed, including without limitation all capital leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including without limitation conditional sales contracts or similar title retention agreements)."

                  (b) Section 1 thereof is hereby further amended to delete the definition of "Tangible Net Worth" and to replace such definition in its entirety with the following:

                  "'Consolidated Tangible Net Worth' means at any time as of which the amount thereof is to be determined, Consolidated Shareholders' Equity less (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) the net book value of all assets which would be treated as intangible assets, all as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis."

                  (c) Section 8.4 thereof is hereby amended and restated in its entirety to read as follows:

                  "8.4 Quarterly Compliance Certificate. Concurrently with the delivery of the financial statements referred to above, the Borrower shall provide the Bank written calculations, certified as authentic by the Chief Financial Officer, President, Executive Vice President or Chairman of the Board of the Borrower, setting forth and evidencing full compliance with all affirmative and negative loan covenants as set forth in the Commitment Letter and in this Agreement. The Chief Financial Officer, President, Executive Vice President or Chairman of the Board of Borrower shall also certify, in the Quarterly Compliance Certificate, that the Borrower and the Subsidiaries are (i) current with all trade payables, except trade payables contested in good faith in the ordinary course of business, and (ii) in full compliance with the established Standby and Documentary Letters of Credit sublimits and terms."

                  (d) A new Section 8.18 is hereby added thereto to read in its entirety as follows:

                  "8.18 New Subsidiaries. In the event of the acquisition or creation of any new Subsidiary, cause to be delivered to the Lender each of the following within thirty (30) days of the acquisition or creation of such Subsidiary:

                           (i) a Guaranty, substantially in the form of Exhibit "D" attached hereto, executed by such Subsidiary, substantially in the form of the Guaranty;

                           (ii) an opinion of counsel to such Subsidiary dated as of the date of delivery of such Guaranty and addressed to the Lender, in form and substance reasonably acceptable to the Lender, to the effect that:

                                    (A)     such Subsidiary is duly organized,
                           validly existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and proposed to be conducted and is duly qualified to transact business and is in good standing as a foreign corporation in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and in which the failure to so qualify could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole; and

                                    (B)     the execution, delivery and
                           performance of such Guaranty have been duly authorized by all requisite corporate action (including any required shareholder approval), such Guaranty has been duly executed and delivered and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

                           (iii) current copies of the charter or other organizational documents, any bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, or appropriate committees thereof (and, if required by such

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


                  charter or other organizational documents, bylaws or by applicable laws, of the shareholders) of such Subsidiary authorizing the actions and the execution, delivery and performance of such Guaranty."

                  (e) A new Section 8.19 is hereby added thereto to read in its entirety as follows:

                  "8.19 Covenants Extending to Subsidiaries. Without duplication, Borrower will cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.8, 8.9, 8.11, 8.12, 8.15 and 8.16 hereof."

                  (f) The first sentence of Section 9 thereof is hereby amended in its entirety to read as follows:

                  "Borrower agrees that during the term of this Agreement and so long thereafter as Obligations remain outstanding, Borrower will not, nor will it permit any Subsidiary to:"

                  (g) Section 9.2 thereof is hereby amended in its entirety to read as follows:

                  "9.2 Minimum Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth at any time during any period set forth to be less than the amounts set forth opposite such period below:

                                                                Consolidated
                  Period                                     Tangible Net Worth

        March 31, 1995 through and including                     $36,000,000
           March 30, 1996
        March 31, 1996 through and including                     $41,000,000
           March 30, 1997
        March 31, 1997 and thereafter                            $46,000,000"

                  (h) Section 9.3 thereof is hereby amended in its entirety to read as follows:

                  "9.3 Consolidated Funded Indebtedness to Consolidated Capitalization. Permit at any time the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization to be equal to or greater than .55 to 1.00.

                  (i) Section 9.4 thereof is hereby amended in its entirety to read as follows:

                  "9.4 Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be at any time less than 1.35 to 1.00.

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


                  (j) Section 9.5 thereof is hereby amended in its entirety to read as follows:

                  "9.5 Working Asset Coverage Ratio. Permit at any time the ratio of (i) Consolidated Working Assets to (ii) the sum of (A) Obligations of the Borrower under this Agreement plus (B) trade accounts payable to be less than
                  1.125 to 1.00.

                  (k) Section 9.13 thereof is hereby amended in its entirety to read as follows:

                  "9.13 Dividends. Pay or declare any dividends (other than dividends payable in capital stock of Borrower) or apply any of its property or assets to the purchase, redemption or other retirement of Borrower's capital stock or in any way reduce its capital structure. However, the Borrower may (a) purchase its capital stock provided that (i) the aggregate number of shares purchased through March 31, 1996 does not exceed 400,000 shares, and (ii) the aggregate total value of stock purchased from the date of this Agreement through March 31, 1996 does not exceed $8,000,000; (b) issue stock as a dividend up to 400,000 shares provided that the aggregate total value of stock so issued shall not exceed $8,000,000; and (c) declare and pay cash dividends on outstanding shares of any class of its capital stock provided that the aggregate amount of such dividends declared or paid during any Four-Quarter Period shall not exceed 25% of Consolidated Net Income for such Four-Quarter Period so long as prior to such actions in (a),
                  (b) or (c) above and after giving effect thereto, the Borrower is in compliance with all terms, conditions, covenants, and representations and warranties in the Agreement, and prior to such actions defined in (a), (b) and (c) above and after giving effect thereto, no Event of Default has or will occur.

                  (j) Section 12.13 thereof is hereby amended to provide that the address for notices to be sent to the Lender is as follows:

                  "NationsBank of Florida, National Association
                   150 S.E. Third Ave.
                   Miami, Florida  33131
                   Attention:  Corporate Banking Department"

                  (l) Exhibit D as attached hereto is hereby added as Exhibit "D" to the Credit Agreement.

         2. AMENDMENT OF GUARANTY. The Guaranty is hereby amended, effective as of March 31, 1995, as follows:


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

                  (a)      The introductory paragraph immediately preceding
         Section 1 thereof is hereby amended and restated in its entirety as follows:

                           "That for and in consideration of the sum of $10.00
                  and other good and valuable consideration in hand paid to each Guarantor by Lender simultaneously with the execution and delivery of these presents, the receipt whereof is hereby acknowledged, and in consideration of the making of the loan described in Exhibit "A", attached hereto and made a part hereof, hereinafter referred to as the "Loan" to the Borrower designated in said Exhibit "A" hereinafter referred to as "Borrower", and in consideration and acknowledgement that each Guarantor will substantially benefit from the making of the Loan to the Borrower, each Guarantor covenants and agrees with Lender as follows:"

                  (b) Section 1 thereof is hereby amended and restated in its entirety as follows:

                           "1.  Guarantors absolutely and unconditionally
                  guaranty, jointly and severally, to Lender, with full power to satisfy, discharge, release, foreclose, assign and transfer the within Guaranty and to designate a substitute nominee in the place of Lender and its successors, participants, endorsees or assigns, the due performance and full and prompt payment, whether at maturity or by acceleration or otherwise, of any and all Borrower's Liabilities (as hereinafter defined) (hereinafter collectively referred to as the "Guarantors' Obligations"); provided, however, that the liability of any Guarantor hereunder with respect to the Guarantors Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means the greater of (x) the aggregate amount of all advances to or investments in the Guarantor made directly or indirectly with the proceeds of loans and advances made to the Borrower under the Credit Agreement or (y) 95% of (a) the fair salable value of the assets of the Guarantor as of the date hereof minus (b) the total liabilities of the Guarantor (including contingent liabilities, but excluding liabilities of the Guarantor under this Guaranty and the other Loan Documents executed by the Guarantor) as of the date hereof; provided, further, that if the calculation of the Maximum Amount in the manner provided above as of the date payment is required of the Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number."

                  (c) Section 2 thereof is hereby amended and restated in its entirety as follows:

                           "2.  For purposes of this Guaranty, "Borrower's
                  Liabilities" shall mean and include any and all advances (including those made by Lender to protect, enlarge or preserve the priority, propriety, or amount of any lien in favor of the Lender against mechanic's lien, equitable lien, or statutory claimants, or otherwise), debts, obligations and liabilities of Borrower pursuant to the terms of the Credit Agreement, the Note and all other Loan Documents executed in connection therewith heretofore, now, or hereafter made, incurred or created, extended, renewed, replaced, refinanced or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether voluntary or involuntary and, however arising, whether due or not, absolute or contingent, liquidated or non-liquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable (collectively referred to hereinafter as the "Borrower's Liabilities"). This is a continuing Guaranty relating to the Borrower's Liabilities, and any other indebtedness arising under subsequent or successive transactions which increase the Borrower's Liabilities, and said Guaranty shall be irrevocable and remain outstanding until all the Borrower's Liabilities are satisfied in full and the Lender shall have no further obligation to make loans and advances under the Credit Agreement."

                  (d)      Section 4 thereof is hereby amended as follows:

                           (i) The reference in clause (a) thereof to "indebtedness" is hereby amended to refer to "Borrower's Liabilities".

                           (ii) The reference in clause (b) thereof to "or the indebtedness guaranteed," shall be replaced with "and the Guarantors' Obligations and".

                           (iii)The reference in clause (d) thereof to "of the
                  endorsers or guarantors" shall be replaced with "endorsers or guarantors of the Borrower's Liabilities".

                  (e) Section 5 thereof is hereby amended and restated in its entirety to read as follows:

                           "5.      Each Guarantor waives any right to require
                  Lender to (a) proceed against Borrower; (b) proceed

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

                  against or exhaust any security held from Borrower; or
                  (c) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower to Lender. Until all the Borrower's Liabilities shall have been paid in full and the Lender shall have no further obligation to make loans and advances under the Credit Agreement, each Guarantor waives any right to endorse any remedy which Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender as collateral security for the Borrower's Liabilities. Each Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness; any defense or circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or a surety; and all rights under any state or federal statute dealing with or affecting the rights of creditors. Each Guarantor covenants to cause Borrower to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of Lender, and to take no action of any kind which might be the basis for a claim that such Guarantor has any defense hereunder in connection with the above-mentioned Loan Documents, other than payment in full of the Borrower's Liabilities. Each Guarantor waives any right or claim of right to cause a marshalling of Borrower's assets or to require Lender to proceed against the Guarantors or any other guarantor of the Borrower's Liabilities in any particular order. No delay on the part of Lender in the exercise of any right, power or privilege under the Loan Documents or under this Guaranty shall operate as a waiver of any such privilege, power or right."

                  (f)      Section 6 thereof is hereby amended as follows:

                           (i) The first word thereof is hereby deleted and replaced with the following phrase:

                           "Until the Borrower's Liabilities are paid in full and the Lender is under no further obligation to make loans and advances under the Credit Agreement, any"

                           (ii) References therein to "indebtedness of Borrower to Lender" are hereby replaced with "Borrower's Liabilities".

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

                           (iii)The following two sentences are hereby added to
                  the end of such Section:

                           "Guarantor, at the request of the Lender, shall execute such further documents in favor of the Lender to further evidence and support the purpose of this Section 6. Each Guarantor hereby irrevocably waives and releases any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or a portion of any payment made hereunder from the Borrower or any other guarantor.

                  (g) Section 7 thereof is hereby deleted in its entirety and the remaining Sections thereof renumbered accordingly.

                  (h)      Section 8 thereof is hereby amended as follows:

                           (i) The phrase "obligations and liabilities of Borrower and/or Guarantor to Lender, whether direct or contingent, in connection with the Loan Documents hereinabove referred to," is hereby replaced with "Guarantors' Obligations".

                           (ii) The last two words in such Section are hereby deleted and replace with the following phrase:

                           ", jointly and severally, by Guarantors without any offset of any kind whatsoever, without the Lender first being required to make demand upon the Borrower or pursue any of its rights against Borrower, or against any other person, including other guarantors (whether or not party to this Guaranty)."

                  (i) Section 9 thereof is hereby amended to replace the phrase "covering said indebtedness" in each place that it occurs with the phrase "executed in connection with this Guaranty or the Guarantors' Obligations hereunder".

                  (j) Section 10 thereof is hereby amended to replace the phrase "liabilities or obligations of Borrower" with the phrase "of Borrower's Liabilities".

                  (k) The last sentence of Section 11 thereof is hereby amended and restated in its entirety as follows:

                  "Any action taken by Lender pursuant to the provisions herein contained or contained in the Credit Agreement, the Note or the Loan Documents, shall not release the Guarantor until all of the Borrower's Liabilities are paid in full and the Lender shall have no further

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

                  obligation to make loans and advances under the Credit Agreement."

                  (l) Section 13 thereof is hereby renumbered Section 14 and the address of the Lender is hereby amended and restated in is entirety as follows:

                                            "NationsBank of Florida,
                                             National Association
                                             150 S.E. Third Avenue
                                             Miami, Florida 33131
                                             Attention: Corporate Banking"

                  (m) New Sections 12 and 13 (as renumbered in accordance with Subsection 2(g) above) are hereby added thereto to read in their entirety as follows:

                           "12.  Guarantors will upon demand pay to the Lender,
                  jointly and severally, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may reasonably incur in connection with enforcement of this Guaranty or the failure by any Guarantor to perform or observe any of the provisions hereof. Guarantors agree to indemnify and hold harmless the Lender from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, growing out of or resulting from this Guaranty or the exercise by the Lender of any right or remedy granted to it hereunder or under the other Loan Documents, other than such items arising out of the bad faith, gross negligence or willful misconduct on the part of the Lender or an officer, co-officer, director, co-director, employee, co-employee, agent or co-agent thereof or breach of this Agreement by the Lender or an officer, co-officer, director, co-director, employee, co-employee, agent or co-agent thereof. If and to the extent that the obligations of the Guarantors under this Section 14 are unenforceable for any reason, Guarantors hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                           13. If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of the Guarantors' Obligations and the Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant (including the original obligor), then

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

                  and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any Guaranteed Obligation or any security therefor, and Guarantors shall be and remain jointly and severally liable to the Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender."

         3. CONSENT TO TRANS-TEC, INC. ACQUISITION. The Lender hereby consents to the acquisition of (i) certain assets of Trans-Tec Services, Inc., a New York corporation, and Trans-Tec
Servicios, S.A., a Costa Rica corporation, by Trans-Tec Services, Inc., a Delaware corporation ("Trans-Tec Delaware") and the formation and operation of Trans-Tec Delaware as a new Subsidiary; and (ii) all of the outstanding capital stock of Trans-Tec (UK)
Ltd., a United Kingdom corporation ("Trans-Tec UK") by Borrower, and the operation of Trans-Tec UK and its subsidiary, Trans-Tec (Singapore), Ltd., a Singapore corporation, as new Subsidiaries;
and the Lender agrees that the foregoing transactions, and the indebtedness incurred by Borrower in connection therewith, do not violate Sections 9.6, 9.7 or 9.11 of the Credit Agreement.

         4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment Agreement, the Borrower hereby represents and warrants that the Credit Agreement has been re-examined by the Borrower and that except as disclosed by the Borrower in writing to the Lender as of the date hereof:

                  (a) The representations and warranties made by the Borrowers in Section 10 thereof are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lender under Section 8.3 thereof, other than changes in the ordinary course of business;

                  (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lender under Section 8.3 thereof, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) After giving effect to this Amendment Agreement, no condition exists which, upon the effectiveness of the amendment contemplated hereby, would constitute a Default or an Event of Default on the part of the Borrower under the Credit Agreement or the other Loan Documents, either immediately or with the lapse of time or the giving of notice, or both.

         5. CONDITIONS PRECEDENT. The effectiveness of this Amendment Agreement is subject to the receipt by the Lender of the following:

                             (i)    four counterparts of this Amendment
                  Agreement duly executed by all signatories hereto;

                            (ii) opinion of counsel for the Borrower and the Guarantors as to the authorization, execution and delivery of this Amendment Agreement and the enforceability of the same against the Borrower and the Guarantors in accordance with its terms;

                           (iii) resolutions of the Board of Directors or other governing body of the Borrower and the Guarantors approving this Amendment Agreement certified by the Secretary of such Borrower or Guarantor;

                            (iv) a Guaranty executed by Trans-Tec, Inc. and all other Subsidiaries of the Borrower not party to a Guaranty;

                             (v) a complete list as of the date hereof of the Subsidiaries of the Borrower, stating the authorized and issued capitalization of each Subsidiary, the number of shares or other equity interests of each class of stock or interests issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest including options, warrants and other rights to acquire any interest of each such class of capital stock or equity interest owned by the Borrower or by any such Subsidiary;
                  and

                            (vi)    copies of all additional agreements,
                  instruments and documents which the Lender may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

All proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Lender and its counsel.

         6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Credit
Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         8. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         9. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA, WITHOUT
REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.
THE BORROWER HEREBY (i) SUBMITS TO THE JURISDICTION AND VENUE OF
THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF
RESOLVING DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN
DOCUMENTS TO WHICH IT IS A PARTY OR FOR PURPOSES OF COLLECTION AND
(ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

         10. ENFORCEABILITY. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         11. CREDIT AGREEMENT. All references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

         12. GUARANTORS. Each of the Guarantors joins in the execution of this Amendment Agreement for the purpose of
(i) consenting to the amendment hereby of the Credit Agreement and the Guaranties and (ii) hereby confirming its obligations under the Guaranty to which it is a party.

         13. SUCCESSORS AND ASSIGNS. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Lender and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                               BORROWER:

                                               INTERNATIONAL RECOVERY CORP.


                                                By: /S/ ROBERT S. TOCCI
                                                    -------------------
                                                    Robert S. Tocci
                                                    Executive Vice President



                                             Signature Page 1 of 3

                                        GUARANTORS:

                                        ADVANCE PETROLEUM, INC., a Florida
                                         corporation
                                        INTERNATIONAL PETROLEUM CORPORATION,
                                         a Florida corporation
                                        INTERNATIONAL PETROLEUM CORPORATION
                                         OF LOUISIANA, a Louisiana corporation
                                        INTERNATIONAL PETROLEUM CORPORATION
                                         OF LAFAYETTE, a Louisiana corporation
                                        INTERNATIONAL ENVIRONMENTAL SERVICES,
                                         INC., a Florida corporation
                                        RESOURCE RECOVERY OF AMERICA, INC.,
                                         a Florida corporation
                                        CHEROKEE GROUP, INC., a Florida
                                         corporation
                                        INTERNATIONAL PETROLEUM CORPORATION
                                         OF GEORGIA, a Georgia corporation
                                        INTERNATIONAL PETROLEUM CORPORATION
                                         OF MARYLAND, a Maryland corporation
                                        INTERNATIONAL PETROLEUM CORPORATION
                                         OF DELAWARE, a Delaware corporation
                                        ADVANCE AVIATION SERVICES, INC.,
                                         a Florida corporation
                                        WORLD FUEL SERVICES, INC., a Texas
                                         corporation
                                        WORLD FUEL SERVICES, LTD., a
                                         United Kingdom corporation
                                        RESOURCE RECOVERY MID SOUTH, INC.,
                                         a Virginia corporation
                                        RESOURCE RECOVERY ATLANTIC, INC.,
                                         a Delaware corporation
                                        TRANS-TEC SERVICES, INC., a Delaware
                                         corporation
                                        TRANS-TEC SERVICES (UK) LTD, a
                                         United Kingdom corporation
                                        TRANS-TEC SERVICES (SINGAPORE) LTD, a
                                         Singapore corporation


                                    By:    /S/ ROBERT S. TOCCI
                                           -------------------
                                        Robert S. Tocci, Executive Vice
                                        President of International Recovery
                                        Corp., as attorney-in-fact



                                             Signature Page 2 of 3

                                    LENDER:  NATIONSBANK OF FLORIDA, NATIONAL
                                             ASSOCIATION


                                         By: /S/    STEPHEN HANAS
                                             --------------------
                                             Name:  Stephen Hanas
                                             Title: Vice President



                                             Signature Page 3 of 3